EXHIBIT 99.1

News Release

CONTACT

Larry Adeleye AVP/Director, Treasury and Finance 614.917.5108 F 614.887.1074 Larry.Adeley@StateAuto.com	Kyle Anderson AVP/Director of Corporate Communication 614.971.5497 M 614.477.5301 Kyle.Anderson@StateAuto.com

State Auto Financial reports second quarter 2012 results

•	Quarterly loss of $0.07 per share

•	Quarterly GAAP combined ratio of 110.4

•	Return on equity of 5.3%

•	Book value per share of $17.82

Columbus, Ohio (August 2, 2012) – State Auto Financial Corporation (Nasdaq:STFC) today a second quarter 2012 net loss of $2.7 million, or $0.07 per diluted share, versus a net loss of $214.1 million*, or $5.33 per diluted share*, for the second quarter of 2011. Net loss from operations** per diluted share for the second quarter 2012 was $0.18 versus net loss from operations** of $5.43 for the same 2011 period*.

STFC’s GAAP combined ratio for the second quarter 2012 was 110.4 versus 147.4* for the second quarter of 2011. Catastrophe losses, net of reinsurance recoveries, for the second quarter 2012 accounted for 13.2 points of the 78.1 total loss ratio points, or $34.0 million, versus 44.3 points of the total 114.0 loss ratio points, or $156.1 million, for the same period in 2011.

The State Auto Group’s homeowners quota share reinsurance arrangement reduced STFC’s underwriting loss by $24.4 million or 6.8 points on the combined ratio. Pursuant to the arrangement, STFC ceded $47.7 million of written premium, $41.8 million of earned premium, $30.1 million of catastrophe losses and $24.0 million of non-catastrophe losses, and recognized $12.1 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 8.2 points, increased the overall non-catastrophe loss ratio 1.0 points and increased the overall expense ratio 0.4 points.

Net written premium for the second quarter of 2012 decreased 30.4% over the same period in 2011. The homeowners’ quota share reinsurance arrangement and the year-end pooling change collectively contributed the entire amount of this decline. By segment, net written premium for the second quarter of 2012 decreased 42.7% for personal insurance, 11.8% for business insurance and 20.8% for specialty insurance from the same period in 2011. Excluding the impact of the quota share reinsurance arrangement and pooling change, net written premium for the second quarter of 2012 increased 0.8%*** from the same period in 2011, with the business insurance segment contributing primarily to the overall growth. The business segment growth was principally driven by higher average new business premium and increased renewal pricing. Excluding the impact of the quota share and pooling change, net written premium for the second quarter decreased 1.8%*** for the personal insurance segment, increased 8.5%*** for the business insurance segment and decreased 2.4%*** for the specialty insurance segment from the same period in 2011.

For the first six months of 2012, STFC had a net loss of $4.7 million, or $0.12 per diluted share, compared to a loss of $201.3 million*, or $5.01 per diluted share*, for same 2011 period. STFC’s GAAP combined ratio for the first six months of 2012 was 109.9 compared to 125.3* for the same 2011 period. Catastrophe losses increased the loss ratio for the first six months of 2012 by 10.5 points, or $54.0 million, compared to 24.5 points, or $172.1 million for the first six months of 2011.

For the first six months of 2012, the homeowners quota share reinsurance arrangement reduced STFC’s underwriting loss by $31.6 million or 3.9 points on the combined ratio. Pursuant to the arrangement, STFC ceded $83.9 million of written premium, $83.5 million of earned premium, $47.5 million of catastrophe losses and $43.4 million of non-catastrophe losses, and recognized $24.2 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 6.5 points, increased the overall non-catastrophe loss ratio 2.0 points and increased the overall expense ratio 0.6 points.

Net written premiums year to date 2012 decreased 30.3% compared to the same 2011 period. The homeowners’ quota share reinsurance arrangement and the year-end pooling change contributed to the decrease, but were offset by growth in the business and specialty segments. For the first six months of 2012, net written premium for the personal, business and specialty insurance segments declined 41.6%, 13.5%, and 22.9% respectively, compared to the same period in 2011. Excluding the impact of the quota share reinsurance arrangement and pooling change, net written premium for the first six months of 2012 decreased 2.4%*** for the personal insurance segment while business and specialty insurance increased 6.5%, and 19.5%, respectively from the same period in 2011.

STFC’s book value was $17.82 per share as of June 30, 2012, a decrease of $0.34 per share from STFC’s book value on March 31, 2012. Book value per share as of June 30, 2012, included a reduction of $2.60 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended June 30, 2012, was 5.3% compared to negative 22.8% for the twelve months ended June 30, 2011.

STFC President and CEO Bob Restrepo commented on the quarter as follows:

“Ex-catastrophe loss ratio performance continues to improve as we maintain our underwriting discipline, increase prices in all lines, and achieve higher levels of claim performance. Personal insurance results improved relative to both first quarter 2012 and second quarter 2011. We continue to see significant price increases in the homeowners line and are increasing prices in personal automobile in response to higher bodily injury loss costs. Standard business insurance had another strong quarter with excellent ex-catastrophe loss ratios and strong production momentum. In addition, we’re now getting price increases in all lines with steady increases month over month. Rockhill’s surplus lines performance continued to improve with strong underwriting profitability and excellent production momentum. Workers compensation results improved in all segments including RTW, our legacy State Auto business and in the middle market. We experienced some deterioration in underwriting performance for RED, but will improve over time as terminated programs run off.

“Second quarter catastrophe losses were substantially less than the historic losses we experienced in the second quarter of 2011, but were close to our average experience, before applying the new homeowners quota share reinsurance treaty. The treaty worked as expected, improving results in both the quarter and year to date. We booked no recoveries from our catastrophe reinsurance treaty in the quarter.

“The vast majority of catastrophe claims occurred from two events: a wide-spread wind and hail storm which hit St. Louis and Louisville in April, and wide-spread wind damage from the derecho weather system which moved through the Midwest and Mid-Atlantic in late June. These two events accounted for over 80% of our catastrophe losses in the quarter. Our claim staff continues to perform exceptionally well. Our service levels, responsiveness, and compassion for those who’ve suffered losses continue to distinguish us with our agents and policyholders.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual, Litchfield Mutual Fire, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

*	The Company adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring and Renewing Insurance Contracts” effective Jan. 1, 2012, and has applied its provisions retrospectively. All applicable prior period amounts have been adjusted to conform to current period presentation.

**	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.11 per diluted share for the second quarter 2012 and income of $0.22 year to date versus income of $0.10 per diluted share for the second quarter 2011 and income of $0.24 year to date.

***	Represents a non-GAAP financial measure as to net written premium. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 1 that is part of this release.

STFC has scheduled a conference call with interested investors for Thursday, Aug. 2 at 10 a.m. ET to discuss the company’s second quarter 2012 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at noon, Aug. 2, by calling 888-566-0401. Supplemental schedules detailing the company’s second quarter 2012 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three Months Ended June 30	Six Months Ended June 30
(In millions, except per share amounts)	2012	2011	2012	2011
As Adjusted (C)	As Adjusted (C)
Net premiums written	$269.4	$387.1	$532.7	$764.2	(B)

Earned premiums	258.4	352.4	513.3	702.6
Net investment income	20.5	25.2	38.0	46.2
Net realized gain on investments	6.7	6.5	13.8	14.7
Other income	1.1	0.3	1.9	1.1

Total revenue	286.7	384.4	567.0	764.6

Loss before federal income taxes	(2.7)	(139.3)	(4.7)	(123.7)
Federal income tax expense	—	74.8	—	77.6

Net loss	$(2.7)	$(214.1)	$(4.7)	$(201.3)

Loss per common share:
- basic	$(0.07)	$(5.33)	$(0.12)	$(5.01)
- diluted	$(0.07)	$(5.33)	$(0.12)	$(5.01)
Loss per share from operations (A):
- basic	$(0.18)	$(5.43)	$(0.34)	$(5.25)
- diluted	$(0.18)	$(5.43)	$(0.34)	$(5.25)
Weighted average shares outstanding:
- basic	40.3	40.2	40.3	40.2
- diluted	40.3	40.2	40.3	40.2
Return on equity (LTM)	5.3%	-22.8%
Book value per share	$17.82	$15.94
Dividends paid per share	$0.15	$0.15	$0.30	$0.30
Total shares outstanding	40.4	40.2
GAAP ratios:
Cat loss and ALAE ratio	13.2	44.3	10.5	24.5
Non-cat loss and LAE ratio	64.9	69.7	66.1	67.2

Loss and LAE ratio	78.1	114.0	76.6	91.7
Expense ratio	32.3	33.4	33.3	33.6

Combined ratio	110.4	147.4	109.9	125.3

Reconciliation of non-GAAP financial measure:
(A) Net loss from operations:
Net loss	$(2.7)	$(214.1)	$(4.7)	$(201.3)
Less net realized gain on investments, less applicable federal income taxes	4.4	3.8	9.0	9.5

Net loss from operations	$(7.1)	$(217.9)	$(13.7)	$(210.8)

(B)

Net premiums written for the six months ended June 30, 2011, included $34.1 million of unearned premiums transferred to the Company from the Rockhill Insurers in connection with the addition of the Rockhill Insurers to the State Auto Pool, effective January 1, 2011.

(C)

The Company adopted Accounting Standards Update 2010-26, “Accounting for Costs Associated with Acquiring and Renewing Insurance Contracts” effective Jan. 1, 2012, and has applied its provisions retrospectively. All applicable prior period amounts have been adjusted to conform to current period presentation.

Schedule 1

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET WRITTEN PREMIUM, AS REPORTED, TO NET WRITTEN PREMIUM EXCLUDING POOLING CHANGES AND QUOTA SHARE ARRANGEMENT

(unaudited)

For the three and six months ended June 30, 2012, the following tables set forth the reconciliation of net written premiums excluding the impact of the quota share reinsurance agreement covering the Company’s homeowners book of business (the “HO QS Reinsurance Arrangement”). For the six months ended June 30, 2011, the following table sets forth the reconciliation of the one-time impact of net written premium of the unearned premiums transferred by the Rockhill Insurers to the Company on January 1, 2011, in conjunction with the January 1, 2011 pooling change (the “1.11.11 pool change”) and for the three and six months ended June 30, 2011, on a pro forma basis which assumes that the December 31, 2011 pooling participation rate change from 80% to 65% (the “12.31.11 pool change”) had been in effect as of January 1, 2011.

($ in millions)	Personal Segment			Business Segment			Specialty Segment			Total - All Segments
For the three months ended June 30	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
As Reported	$121.2	$211.7	-42.7%	$90.6	$102.7	-11.8%	$57.6	$72.7	-20.8%	$269.4	$387.1	-30.4%
2012 - Excluding HO QS Arrangement	47.7	—	—	—	—	—	—	—	—	47.7	—	—

Subtotal	168.9	211.7	-20.2%	90.6	102.7	-11.8%	57.6	72.7	-20.8%	317.1	387.1	-18.1%
2011-Pro forma 12.31.11 pool change	—	(39.7)	—	—	(19.2)	—	—	(13.7)	—	—	(72.6)	—

Total Pro forma 2012 and 2011 change	168.9	172.0	-1.8%	90.6	83.5	8.5%	57.6	59.0	-2.4%	317.1	314.5	0.8%

($ in millions)	Personal Segment			Business Segment			Specialty Segment			Total- All Segments
For the six months ended June 30	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change	2012	2011	%Change
As Reported	$234.2	$401.2	-41.6%	$170.6	$197.2	-13.5%	$127.9	$165.8	22.9%	$532.7	$764.2	-30.3%
2012 - Excluding HO QS Arrangement	83.9	—	—	—	—	—	—	—	—	83.9	—	—

Subtotal	318.1	401.2	-20.7%	170.6	197.2	-13.5%	127.9	165.8	-22.9%	616.6	764.2	-19.3%
2011 - Excluding 1.11.11 pool change	—							(34.1)			(34.1)

Subtotal	318.1	401.2	-20.7%	170.6	197.2	-13.5%	127.9	131.7	-2.9%	616.6	730.1	-15.5%
2011-Pro forma 12.31.11 pool change	—	(75.2)	—	—	(37.0)	—	—	(24.7)	—	—	(136.9)	—

Total Pro forma 2012 and 2011 change	318.1	326.0	-2.4%	170.6	160.2	6.5%	127.9	107.0	19.5%	616.6	593.2	3.9%

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the three and six months ended June 30, 2012.

	GAAP HO QS Arrangement Cession - Overall Results
	Three Months Ended June 30			Six Months Ended June 30
($ millions)	As Reported	HO QS Cession	Pro-Forma without HO QS Cession	As Reported	HO QS Cession	Pro-Forma without HO QS Cession
Earned Premiums	$258.4	$41.8	$300.2	$513.3	$83.5	$596.8
Losses and LAE Incurred:
Cat loss and ALAE	34.0	30.1	64.1	54.0	47.5	101.5
Non-cat loss and LAE	167.7	24.0	191.7	339.0	43.4	382.4

Loss and LAE	201.7	54.1	255.8	393.0	90.9	483.9
Acquisition and operating expenses	83.6	12.1	95.7	171.2	24.2	195.4

Net underwriting loss	(26.9)	(24.4)	(51.3)	(50.9)	(31.6)	(82.5)

Cat loss and ALAE ratio	13.2%	72.0%	21.4%	10.5%	56.9%	17.0%
Non-cat loss and LAE ratio	64.9%	57.4%	63.9%	66.1%	52.0%	64.1%

Loss and LAE ratio	78.1%	129.4%	85.3%	76.6%	108.9%	81.1%
Expense ratio	32.3%	29.0%	31.9%	33.3%	29.0%	32.7%

Combined ratio	110.4%	158.4%	117.2%	109.9%	137.9%	113.8%